Exhibit 21

                               Ford Motor Company

              SUBSIDIARIES OF THE REGISTRANT AS OF MARCH 15, 1997*
              ----------------------------------------------------

Organization                                                   Jurisdiction
------------                                                   ------------
Cadiz Electronica, S.A.                                         Spain
Carplastic S.A. de C.V.                                         Mexico
Ford Argentina S.A.                                             Argentina
Ford Brasil Ltda.                                               Brazil
Ford Capital B.V.                                               The Netherlands
Ford Electronica Portuguesa, Ltd.                               Bermuda
Ford Electronics and Refrigeration Corporation                  Delaware, U.S.A.
    Ford Electronics Manufacturing Corporation                  Canada
Ford Enhanced Investment Partnership                            Michigan, U.S.A.
Ford Espana S.A.                                                Spain
Ford Export Services B.V.                                       The Netherlands
Ford France S.A.                                                France
Ford FSG, Inc.                                                  Delaware, U.S.A.
    Associates First Capital Corporation                        Delaware, U.S.A.
       Associates Corporation of North America                  Delaware, U.S.A.
       ACONA B.V.                                               The Netherlands
       AIC Associates Canada Holdings Inc.                      Canada
          AIC Corporation                                       Japan
    Ford Motor Credit Company                                   Delaware, U.S.A.
       The American Road Insurance Company                      Michigan, U.S.A.
       Ford Credit Australia Limited                            Australia
       Ford Credit Auto Receivables Corporation                 Delaware, U.S.A.
       Ford Credit Canada Limited                               Canada
       Ford Credit Europe plc                                   England
          Ford Bank AG                                          Germany
       Primus Automotive Financial Services, Inc.               New York, U.S.A.
Ford Holdings, Inc.                                             Delaware, U.S.A.
     Ford Motor Land Development                                Delaware, U.S.A.
     USL Capital Corporation                                    Delaware, U.S.A.
Ford International Capital Corporation                          Delaware, U.S.A.
Ford Investment Partnership                                     Michigan, U.S.A.
Ford Italiana S.p.A.                                            Italy
Ford Motor Company (Austria) K.G.                               Austria
Ford Motor Company (Belgium) N.V.                               Belgium
Ford Motor Company of Canada, Limited                           Canada
    Ford Motor Company of Australia Limited                     Australia
    Ford Motor Company of New Zealand Limited                   New Zealand
    Ford Lio Ho Motor Company Ltd.                              Taiwan
Ford Motor Company (Japan), Ltd.                                Japan
Ford Motor Company Limited                                      England
Ford Motor Company, S.A. de C.V.                                Mexico
Ford Motor de Venezuela, S.A.                                   Venezuela
Ford Nederland B.V.                                             The Netherlands
Ford Treasury Services Dublin                                   Ireland
Ford Werke AG                                                   Germany
The Hertz Corporation                                           Delaware, U.S.A.
Jaguar Limited                                                  England
Transcon Insurance Limited                                      Bermuda

466    Other U.S. Subsidiaries
326    Other Non-U.S. Subsidiaries

     * Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.